As filed with the Securities and Exchange Commission on November 27, 2000

                                               Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
             (Exact name of registrant as specified in its charter)


            New York                                          13-1432060
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                              521 West 57th Street
                            New York, New York 10019
               (Address of principal executive offices) (Zip Code)

                     IFF Global Employee Stock Purchase Plan
                            (Full title of the plan)

                                Stephen A. Block
               Senior Vice-President, General Counsel & Secretary
                     International Flavors & Fragrances Inc.
                              521 West 57th Street
                           New York, New York 10019
                                 (212) 765-5500

 (Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                                       Proposed
                                                                Proposed Maximum        Maximum        Amount of
    Title of Securities to be            Amount to be          Offering Price Per      Aggregate      Registration
           Registered                    Registered(1)               Share          Offering Price        Fee
====================================================================================================================
Common Stock, $.12 1/2 par value.        5,000,000 shares            $18.66(4)          $93,281,250       $24,627
     Common Stock Purchase
     Rights (2)(3)
====================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the IFF Global Employee Stock Purchase Plan.

(2) In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) The Rights to purchase Common Stock will be attached to and will trade with shares of Common Stock of the Company.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). The price is based upon the average of the high and low prices of International Flavors & Fragrances Inc. Common Stock on November 24, 2000, as reported on the New York Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The Section 10(a) prospectus relating to the Plan is omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The documents listed in (a) through (c) below are incorporated by reference in this registration statement and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

     (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

     (b) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2000 and the registrant's Current Reports on Form 8-K filed on March 22, 2000, September 27, 2000, October 2, 2000 and November 13, 2000.

     (c) The description of the registrant's shares of Common Stock, including the Rights related to the shares as set forth in the Shareholder Protection Rights Agreement, contained in the registrant's registration statement filed under the Exchange Act, file no. 1-4858, including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities.

     Not applicable. The registrant's common stock is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     PricewaterhouseCoopers LLP, the registrant's independent accountants, have no interest in the registrant.

     Stephen A. Block, Esq., Senior Vice-President, General Counsel and Secretary of the registrant, beneficially owns 61,432 shares of the registrant's Common Stock as of the date of this Registration Statement. Mr. Block has passed upon the legality of the shares offered under this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

     On July 24, 1986, New York substantially revised the provisions of the New York Business Corporation Law ("BCL") to permit New York corporations to extend broader protection to their directors and officers by way of indemnity and advancement of expenses than that previously afforded by New York law. On October 31, 1986, the Board of Directors of the registrant amended the registrant's By-laws to extend such indemnification and advancement of expenses to its directors and officers. Article II, Section 14 of the registrant's By-laws, as amended, provides among other things that a corporation may indemnify a person against judgments, fines, amounts paid in settlement and reasonable expenses arising out of litigation, to which such person shall have been made a party by reason of the fact he is or was a director or officer of the corporation, unless a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the action so adjudicated, or that he personally gained in fact a personal profit or other advantage to which he was not entitled. The By-laws also permit the registrant to advance litigation expenses of such director or officer upon receipt of an undertaking to repay such advances if the director or officer is ultimately determined not to be entitled to indemnification.

     In July 1987, New York added Section 402(b) to the BCL which permits New York corporations, with shareholder approval, to amend their certificates of incorporation in order to eliminate or limit the personal liability of directors to a corporation and its shareholders for damages arising from breaches of the directors' duty. On May 13, 1988, the registrant amended its Certificate of Incorporation by adding a new Article XI which had been approved by the shareholders on May 12, 1988. Article XI provides that no director of the registrant shall be personally liable to the registrant or its shareholders for damages for any breach of duty as a director. Article XI does not permit elimination or limitation of the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally derived a financial profit or other advantage to which he was not legally entitled, or (ii) that his action involved
(a) an improper declaration of any dividend or other distribution, (b) an improper redemption by the registrant of its own shares, (c) the distribution of assets to shareholders after dissolution, without paying or adequately providing for, with certain exceptions, known liabilities of the registrant or (d) the making of an improper loan to a director. Article XI also does not authorize any limitation on the ability of the registrant or its shareholders to obtain injunctive relief, specific performance or other equitable remedies, and would not apply to acts or omissions which occurred prior to the filing of the amendment to the registrant's Certificate of Incorporation containing the limitation on directors' liability.

     On December 9, 1975, the registrant's Board of Directors adopted a resolution pursuant to which the registrant is obligated to indemnify, to the extent permitted by law, any director, officer or employee of the registrant against any liability arising out of claims under the Employee Retirement Income Security Act of 1974.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

    Exhibit
    Number
    ------

        5         Opinion of Legal Counsel
       23(a)      Consent of PricewaterhouseCoopers LLP
       23(b)      Consent of Legal Counsel (included in Exhibit 5)
       24         Power of Attorney

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               2. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of November, 2000.

                                       INTERNATIONAL FLAVORS & FRAGRANCES INC.

                                       By:   /s/ DOUGLAS J. WETMORE
                                           ----------------------------------
                                                 Douglas J. Wetmore,
                                                 Senior Vice-President and Chief
                                                 Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                  Name                                       Title                                    Date
*                                             Chairman of the Board and Chief                  November 27, 2000
---------------------------                   Executive Officer
    Richard A. Goldstein                      (Principal Executive Officer)


*                                             Senior Vice-President, Chief                     November 27, 2000
---------------------------                   Financial Officer and Director
    Douglas J. Wetmore                        (Principal Financial Officer and
                                              Principal Accounting Officer)


*                                             Director                                         November 27, 2000
---------------------------
Margaret Hayes Adame

*                                             Director                                         November 27, 2000
---------------------------
Richard M. Furlaud

*                                             Director                                         November 27, 2000
---------------------------
Peter A. Georgescu

*                                             Director                                         November 27, 2000
---------------------------
Carlos A. Lobbosco

*                                             Director                                         November 27, 2000
---------------------------
George Rowe, Jr.

*                                             Director                                         November 27, 2000
---------------------------
Henry P. van Ameringen

*                                             Director                                         November 27, 2000
---------------------------
William D. Van Dyke, III


* /s/ STEPHEN A. BLOCK
  ---------------------
      Stephen A. Block
      Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit Number    Description

      5           Opinion of Legal Counsel
     23(a)        Consent of PricewaterhouseCoopers LLP
     23(b)        Consent of Legal Counsel (included in Exhibit 5)
     24           Power of Attorney